January 7, 1999

Mr.  Jerome  B.  Richter
Chairman  of  the  Board
Penn  Octane  Corp.
900  Veterans  Blvd.,  Suite  240
Redwood  City,  CA  94063


REFERENCE: AMENDMENT NO. 1 TO THE LEASE/INSTALLMENT PURCHASE AGREEMENT DATED NOV. 24, 1998 BY AND BETWEEN PENN OCTANE CORPORATION AND CPSC INTERNATIONAL.



Dear  Mr.  Richter:

     In reference to said Lease/Installment Purchase Agreement dated November 24, 1998, this letter agreement shall serve as Amendment No. 1 and the agreement shall be amended effective January 1, 1999 as follows:

1. The language in SECTION 1.1.1 (Definitions) shall be deleted in its entirety and replaced with the following:

1.1.1.     "PIPELINES"  MEANS  THOSE  TWO  (2) PIPELINES, APPROXIMATELY EIGHTEEN
(18) MILES IN LENGTH AND WITH A NOMINAL 8.625 INCH OUTSIDE DIAMETER (8.625" O.D.) AND A NOMINAL 625 INCH OUTSIDE DIAMETER (6.625" O.D.) TO BE CONSTRUCTED IN CAMERON COUNTY, TEXAS, AS MORE PARTICULARLY DESCRIBED IN EXHIBIT "A" ATTACHED HERETO AND MADE A PART HEREOF.

2. The language in SECTION 3.2 (Rental) shall be deleted in its entirety and replaced with the following:

3.2.     RENTAL.  FOR  THE  DURATION  OF THE LEASE TERM (AS HEREIN DEFINED), POC
         -------
SHALL PAY TO CPSC AS RENTAL THE SUM OF ONE MILLION SEVENTY-TWO THOUSAND EIGHT HUNDRED DOLLARS ($1,072,800.00) PER LEASE YEAR (THE "RENTAL"), SUBJECT TO FOLLOWING PROVISIONS OF THIS SECTION 3.2. THE RENTAL FOR EACH LEASE YEAR IS PAYABLE IN TWELVE (12) EQUAL MONTHLY INSTALLMENTS OF EIGHTY NINE THOUSAND FOUR HUNDRED DOLLARS ($89,400.00) EACH, DUE AND PAYABLE ON OR BEFORE THE LAST DAY OF EACH MONTH PROVIDED, HOWEVER, IF THE SUBSTANTIAL COMPLETION DATE DOES NOT OCCUR ON THE FIRST DAY OF THE MONTH, THEN SOLELY WITH RESPECT TO THE INSTALLMENT OF RENTAL PAYABLE OF THE INITIAL MONTH OF THE INITIAL LEASE YEAR. POC SHALL MAKE AN ENTIRE MONTHLY INSTALLMENT. SUCH PAYMENT SHALL BE CONSIDERED A PREPAYMENT FOR THE PARTIAL MONTH'S RENTAL AT THE END OF THE LEASE TERM. POC SHALL REQUIRE ITS CUSTOMER TO MAKE ALL PAYMENTS TO AN ESCROW ACCOUNT IN THE NAME OF CPSC. AN ESCROW AGENT (RZB) WILL DEDUCT THE LEASE PAYMENT AND ANY OTHER FUNDS DUE CPSC FROM THE ESCROW ACCOUNT AND REMIT THE REMAINDER TO POC. A SAMPLE ESCROW AGREEMENT IS ATTACHED AS EXHIBIT "F".

3. The language in SECTION 3.3 (Letter of Credit) shall be deleted in its entirety and replaced with the following:

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January  7,  1999
Mr.  Richter
Page  2  of  2

3.3     LETTER  OF  CREDIT.  POC  SHALL  PROVIDE,  AT  CLOSING  OF  THE
        -------------------
LEASE/INSTALLMENT AGREEMENT, AN IRREVOCABLE STANDBY LETTER OF CREDIT TO GUARANTEE PAYMENTS TO CPSC IN THE AMOUNT OF FIVE HUNDRED THIRTY-FOUR THOUSAND DOLLARS ($534,000.00). IF THERE IS A DEFAULT IN PAYMENT, CPSC CAN CALL ON THE LETTER OF CREDIT FOR PAYMENT. THE IRREVOCABLE LETTER OF CREDIT WILL BE OBTAINED FROM A FIRST RATED BANK ACCEPTABLE TO CPSC.

     Except as set forth above, all other terms and conditions of the Agreement shall remain unchanged and in full force and effect. If the foregoing is acceptable to you, please indicate your acceptance thereof by signing in the space provided below and returning both original copies to us. A fully executed copy will be returned to you for your files.


Submitted  by:

     CPSC  INTERNATIONAL



     Accepted  by:                              Accepted  by:

     CPSC  INTERNATIONAL                    PENN  OCTANE  CORPORATION


By:  ______________________________         By:  _______________________________


Title:  ___________________________         Title:  ____________________________


Date:  ____________________________         Date:  _____________________________



Acd/presentaion

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